Exhibit O

REPUBLIC OF PANAMA
(the “Republic”)

U.S.$2,500,000,000 4.500% Global Bonds due 2056

TERMS AGREEMENT

March 26, 2020

To:	The Underwriters identified herein

Ladies and Gentlemen:

The undersigned agrees to sell to the Underwriters named in Schedule A hereto, on and subject to the terms and conditions of the Underwriting Agreement (the “Underwriting Agreement”) attached hereto as Schedule D and filed as an exhibit to the Republic’s registration statements under Schedule B of the Securities Act of 1933 (No. 333-234067) (the “Registration Statement”), the following Offered Securities on the following terms:

Title:	4.500% Global Bonds due 2056 (the “Offered Securities”)

Principal Amount:	U.S.$2,500,000,000

Issue Price:	100.00% of principal amount plus accrued interest, if any, from April 1, 2020

Interest:	4.500% per annum, from and including April 1, 2020, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2020, to holders of record on March 18 and September 17, as the case may be.

Maturity:	April 1, 2056. The Republic will pay the principal of the Offered Securities in three equal annual installments on April 1 of each year, commencing on April 1, 2054.

Optional Redemption:	Prior to October 1, 2055 (six months prior to the maturity date of the Offered Securities), the Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice to the holders (with a copy to the fiscal agent, The Bank of New York Mellon) to redeem the Offered Securities, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Offered Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Offered Securities being redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 50 basis points, plus accrued and unpaid interest and additional amounts, if any, to but excluding, the redemption date.

At any time on or after October 1, 2055 (six months prior to the maturity date of the Offered Securities), the Republic will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice to the holders (with a copy to the fiscal agent, The Bank of New York Mellon) to redeem the Offered Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Offered Securities to be redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the date of redemption.

The following terms shall have the following meanings:

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker appointed by the Republic as having an actual or interpolated maturity comparable to the Weighted Average Life of the Offered Securities or such other maturity as would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of investment grade debt securities of a comparable maturity to the Weighted Average Life of the Offered Securities.

“Independent Investment Banker” means any of Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc. or J.P. Morgan Securities LLC or their respective successors or affiliates or, if all three of such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Republic.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Republic obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC or their affiliates and any three other Primary Treasury Dealers selected by the Republic; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Republic will substitute therefor another Primary Treasury Dealer.

“Weighted Average Life” at any date means the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment in respect of the Offered Securities, by (b) the number of years

(calculated to the nearest on-twelfth) that will elapse between such date and the making of such installment payment; by (2) the then outstanding principal amount of the Offered Securities.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Republic, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Republic by such Reference Treasury Dealer at 3:30 p.m., New York time on the third business day preceding such redemption date.

Sinking Fund:	None.
Listing:	Application will be made to list the Offered Securities on the Official List of the Luxembourg Stock Exchange and to have the Offered Securities admitted to trading on the Euro MTF Market.
Delayed Delivery Contracts:	None.
Gross Proceeds to the Issuer (after deducting underwriting fees but before other offering expenses):	U.S.$ 2,498,375,000
Underwriting Discount:	0.0650% of Principal Amount of Offered Securities.
Closing:	8:00 a.m., New York time, on April 1, 2020 at the offices of Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, New York 10019-9710 or such other location as may otherwise be agreed. Payment for the Offered Securities shall be made by the Underwriters in Federal (same-day) funds.
Settlement and Trading:	Book-Entry only via DTC. The Offered Securities will trade in DTC’s Same Day Funds Settlement System. Initial settlement and secondary trading may also take place through the facilities of Euroclear or Clearstream.
Moody’s Investors Service, Inc. rating:	[Intentionally omitted]

S&P Global Ratings rating:	[Intentionally omitted]
Fitch Ratings, Inc. rating:	[Intentionally omitted]
Fiscal Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.)
Fiscal Agency Agreement:	Dated September 26, 1997, between the Fiscal Agent referred to above and the Republic of Panama, as amended by Amendment No. 1 thereto, dated as of September 4, 2003, Amendment No. 2 thereto, dated as of February 13, 2015, and Amendment No. 3 thereto, dated as of October 26, 2016.
Representatives:	All references in the Underwriting Agreement to the Representatives, as defined therein, shall be understood to refer to Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC.
Allocation of Expenses:	The provisions of Section 4(f) of the Underwriting Agreement, relating to certain expenses to be borne by the Republic, will not apply and are replaced by the following arrangements:
The Underwriters will be responsible for their own out-of-pocket and travel expenses, their counsels’ fees and expenses and will seek no reimbursement for these costs. The Republic will be responsible for its own out-of-pocket and travel expenses including any expenses associated with investor meetings, its counsels’ fees and expenses, the costs of printing and distributing the offering documents (including the Registration Statement, Prospectus, any prospectus supplement or supplements and Issuer Free Writing Prospectuses, if any), costs of the fiscal agent and any listing agents for the Offered Securities, the cost of any filing and regulatory fees, and other expenses associated with the offering.

Delivery:	Delivery of the Offered Securities to the Underwriters for purposes of Section 3 of the Underwriting Agreement shall be made to each of Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC in the amounts set forth in Schedule A hereto.
New York Courts:	References to “New York Courts” in the Underwriting Agreement shall refer to any state or Federal court in the Borough of Manhattan, The City of New York, New York.
Names and Addresses of the Underwriters:

Credit Suisse Securities (USA) LLC

11 Madison Avenue
New York, NY 10010-3629

HSBC Securities (USA) Inc.

452 Fifth Avenue
New York, New York 10018

J.P. Morgan Securities LLC.
383 Madison Avenue
New York, New York 10179

Additional Representations and Warranties of the Republic:	(1) For the purposes of this Agreement, the “Time of Sale” means 3:23 p.m. New York City time on March 26, 2020. The basic prospectus relating to the Offered Securities contained in the Registration Statement, in the form in which it has most recently been filed with the Securities and Exchange Commission (the “Commission”) on or prior to the date hereof, is hereinafter called the “Basic Prospectus”. The Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale, is hereinafter called the “Pricing Prospectus”, and the form of final prospectus relating to the Offered Securities filed with the Commission pursuant to the applicable paragraph of Rule 424(b) is hereinafter referred to as the “Prospectus.” The Pricing Prospectus relating to the Offered Securities, considered together with each “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered Securities (“Issuer Free Writing Prospectus”), as of the Time of Sale of the

Offered Securities (collectively, the “Time of Sale Information”), does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus with respect to the Offered Securities did not or will not conflict with the information contained in the Registration Statement (as such Registration Statement existed at the time of issuance of such Issuer Free Writing Prospectus); provided, however, that the representations and warranties in this paragraph (1) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters expressly for use therein.

(2) (i) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto) that the Republic or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date hereof, the Republic was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Republic be considered an “ineligible issuer”.

(3) The Republic will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Republic, guaranteed by the Republic or any agency or enterprise controlled by the Republic that are substantially similar to the Offered Securities, are denominated in U.S. dollars, are to be placed outside the Republic and which have tenors substantially similar to the Offered Securities, during the period beginning the date of the filing of the prospectus supplement and continuing to, and including, the later of (x) completion of the distribution of the Offered Securities and (y) the Closing Date, without prior written consent of the Underwriters.

(4) Panama will use the proceeds from the Offered Securities for general budgetary purposes.

(5) Neither the Republic nor, to the knowledge of the Republic, any agent of the Republic is currently subject to any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, or by the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”). The Republic will not, directly or indirectly, use the proceeds of any sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any entity or person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any Sanctions, or is in any country, region or territory, that, at the time of such funding, is the subject of territorial Sanctions or (ii) in any other manner, in each case as would result in a violation by any person (including any person participating in a sale or offering of the Offered Securities, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Modifications to Representations and Warranties of the Republic:

(1) The second sentence of Section 1 of the Underwriting Agreement is hereby replaced with the following:

“The Registered Securities will be issued under a fiscal agency agreement (the “Fiscal Agency Agreement”), dated as of September 26, 1997, between the Republic and the fiscal agent (the “Fiscal Agent”), The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as amended by Amendment No. 1 thereto, dated as of September 4, 2003, Amendment No. 2 thereto, dated as of February 13, 2015, and Amendment No. 3 thereto, dated as of October 26, 2016, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale.”

(2) The second sentence of Section 2(a) of the Underwriting Agreement is hereby replaced with the following:

“Such registration statements (including all materials incorporated by reference therein and all exhibits thereto), as amended at the time of any Terms Agreement referred to in Section 3, are hereinafter collectively referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”.”

(3) Section 2(c) of the Underwriting Agreement is hereby replaced with the following:

“(c) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any material adverse change, or any event that would result in a prospective material adverse change, in the financial, economic or fiscal condition of the Republic, otherwise than as set forth in or contemplated in the Prospectus and the Time of Sale Information.”

(4) Section 2(g) of the Underwriting Agreement is hereby replaced with the following:

“(g) All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with any court, ministry or governmental agency or other regulatory body (“Governmental Agency”) in the Republic required for the issue and sale of the Offered Securities or the consummation by the Republic of the transactions contemplated by the

Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities, including without limitation the payment of interest and principal to the holders of the Offered Securities outside the Republic in accordance with the terms thereof, have been obtained and are in full force and effect; and the issue and sale of the Offered Securities and the consummation by the Republic of the transactions contemplated by the Terms Agreement (including this Agreement), any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities will be in compliance with all laws, decrees and regulations of the Republic or of any Governmental Agency in the Republic including, without limitation, (i) any applicable public net debt to nominal Gross Domestic Product (“GDP”) targets, (ii) the non-financial public sector deficit to nominal GDP target applicable to the fiscal year in which the Offered Securities are offered and purchased, and (iii) other applicable provisions of the Fiscal Responsibility Law N°34 dated June 5, 2008, as amended, and its regulations promulgated thereunder to this date.

(5) Section 2(i) and Section 2(j) of the Underwriting Agreement are hereby replaced with the following:

“(i) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which the Republic is a party which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which are otherwise material to the rights of holders of the Offered Securities; and, to the best of the Republic’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which are otherwise material to the rights of holders of the Offered Securities.

(j) Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Republic is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which is otherwise material to the rights of the holders of the Offered Securities; and the issue and sale of the Offered Securities and the compliance by the Republic with all of the provisions of the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement and the Offered Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of the Republic, as amended to the date of the Terms Agreement, any statutes, laws, decrees or regulations of the Republic or any treaty, convention or agreement to which the Republic is a party or to which any property of the Republic is subject and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which is otherwise material to the rights of the holders of the Offered Securities.”

(6) Section 2(k) of the Underwriting Agreement is hereby replaced with the following:

“(k) To ensure the legality, validity, enforceability, priority or admissibility in evidence in the Republic of the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement, the Offered Securities or any other document or instrument related to the offer and sale of the Offered Securities, it is not necessary that the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement, the Offered Securities or any other documents or instruments be registered, recorded or filed with any court or other authority in the Republic (other than the translation thereof) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Terms Agreement, the Fiscal Agency Agreement, the Offered Securities or any document or instrument related to the offer and sale of the Offered Securities; except that documents executed outside of Panama must be authenticated by a consular officer of Panama or pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents before being submitted as evidence in the courts of Panama or before a government agency in Panama.”

(7) Section 2(m) of the Underwriting Agreement is hereby replaced with the following:

“(m) Neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the offer and sale of the Offered Securities or the sale or resale of the Offered Securities; provided, however, that no representation or warranty is given by the Republic with respect to any actions of the Underwriters.”

(8) Section 2(p) of the Underwriting Agreement is hereby replaced with the following:

“(p) The Republic is not aware that any of S&P Global Ratings, a division of S&P Global, Inc (“Standard & Poor’s”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings, Inc. (“Fitch”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and the Republic has not been informed by any of Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.”

(9) Section 2(q) and Section 2(r) of the Underwriting Agreement are hereby replaced with the following:

“(q) The statements with respect to matters of Panamanian law set forth in the Prospectus and the Time of Sale Information are correct in all material respects.

(r) The Republic will make such arrangements as shall be reasonably necessary to permit settlement to occur in the manner described in the Prospectus and the Time of Sale Information.”

(10) Section 2(h) of the Underwriting Agreement is hereby replaced with the following:

“The Offered Securities constitute and will constitute unsubordinated, unsecured (subject to provisions in the Offered Securities providing for securing such obligations in the event certain other obligations of the Republic are secured), direct, unconditional and general obligations of the Republic. The Offered Securities rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated Public Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Offered Securities ratably with payments being made under any other Public Indebtedness. The full faith and credit of the Republic is pledged for the due and punctual payment of all Offered Securities and for the due and timely payment of all obligations of the Republic in respect thereof. For purposes of this paragraph, “Indebtedness” means any payment obligation (whether pursuant to a guarantee or otherwise), including any contingent liability, for borrowed money or arising from bonds, debentures, notes or other similar instruments, and “Public Indebtedness” means any Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in security markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof, (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, securities eligible for sale pursuant to Rule 144A under the United States Securities Act of 1933, as amended (or any successor law or regulation of similar effect)) and (iv) has an original maturity of more than one year or is combined with a commitment so that the original maturity of one year or less may be extended at the option of the Republic to a period in excess of one year.”

Additional Representations, Warranties and Covenants of the Underwriters:

For the purposes of the first sentence of Section 5(a) of the Underwriting Agreement, the Underwriters have represented and agreed that they have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Securities to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

i.       a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

ii.       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution

Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

For the purposes of the first sentence of Section 5(a) of the Underwriting Agreement, the Underwriters have represented and agreed that:

i.     they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by them in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Republic; and

ii.     they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

Modifications to Covenants of the Republic:

(1) Section 4(b), Section 4(c) and Section 4(d) of the Underwriting Agreement are hereby replaced with the following:

“(b) The Republic will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Information or the Prospectus and will not effect such amendment or supplementation without the Underwriters’ consent, which consent may not be unreasonably withheld, and the Republic will also advise the Underwriters promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, any free writing prospectus (as defined in Rule 405 under the Act) and the Prospectus and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
(c) If, at any time when a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Republic promptly will notify the Underwriters of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither any Underwriter’s consent to, nor any Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) The Republic will furnish to the Representatives copies of the Registration Statement, including all exhibits, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.”

(2) The reference in Section 4(f) of the Underwriting Agreement to “National Association of Securities Dealers, Inc.” is hereby amended to read: “Financial Industry Regulatory Authority”.

Free Writing Prospectuses:	(1) The Republic represents and agrees that it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without your prior written consent and that Schedule B hereto is a complete list of any Issuer Free Writing Prospectuses for which the Republic has hitherto received such consent.
(2) The Republic has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.
(3) The Republic agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement or the Prospectus or (ii) when taken together with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Republic will give the Underwriters, or cause the Underwriters to be given, prompt notice thereof, and if the Underwriters so request, will cause to be prepared and furnished without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters expressly for use therein.
Modification to the Conditions to the Obligations of the Underwriters:

Section 6(a) of the Underwriting Agreement is hereby replaced with the following:

“(a) All representations and warranties and other statements of the Republic contained in the Terms Agreement (including the provisions of this Agreement) were at the applicable Time of Sale, are now, and at all times from the date of the Terms Agreement to the Closing Date will be, true and correct in all material respects (except for those representations, warranties and statements which are by their terms subject to materiality, in which case such representations, warranties or statements shall be true and correct in accordance with their terms).”
Additional Conditions to the Obligations of the Underwriters:

(1) The letters from U.S. counsel to the Underwriters and Panama counsel to the Underwriters, required by Section 6(c) and Section 6(d), respectively, of the Underwriting Agreement, shall contain a statement to the effect that no information has come to such counsel’s attention that causes it to believe that the Time of Sale Information, as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2) The letter from the Procurador de la Administración required by Section 6(e) of the Underwriting Agreement shall contain a statement to the effect that no information has come to such counsel’s attention that causes it to believe that the Time of Sale Information, as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) The letter from U.S. counsel for the Republic, required by Section 6(f) of the Underwriting Agreement, shall contain a statement to the effect that no information has come to such counsel’s attention that causes it to believe that the Time of Sale Information, as of the Time of Sale and the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) The certificate required by Section 6(k) of the Underwriting Agreement shall contain a statement to the effect that as of the Time of Sale and the Closing Date, the Time of Sale Information and any further amendment or supplement thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Time of Sale Information or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by the Underwriters expressly for use in the Time of Sale Information or any amendment or supplement thereto.

(5) Section 6(j) of the Underwriting Agreement is hereby replaced with the following:

“(j) On or after the date of the Terms Agreement and on or prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Republic’s debt securities by any of Standard & Poor’s, Moody’s or Fitch; (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; (iii) the Republic shall not have been aware that any of Standard & Poor’s, Moody’s or Fitch has announced that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and (iv) the Republic shall not have been informed by any of Standard & Poor’s, Moody’s or Fitch that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.”

Modifications to Indemnification and Contribution:

Section 7(a) of the Underwriting Agreement is hereby replaced with the following:

“(a) The Republic will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Republic by any Underwriter through the Representatives, if any, specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.”
Modifications to Notices:	Notices if sent to the Republic are to be sent to Republic of Panama, Director of Public Financing, Directorate of Public Financing, Ministry of Economy and Finance of Panama, Via España y Calle 52, Edificio Ogawa, Piso 4, Panama, Republic of Panama. References to delivery of documents in the Underwriting Agreement to the “Ministry of Planning and Economic Policy” shall instead be to the “Ministry of Economy and Finance”.
Modifications to Annex II:

Paragraph (iii) of Annex II is hereby replaced with the following:

“(iii) No order of General Applicability and no consent, approval, or authorization of, or qualification with, any United States federal or New York State governmental agency or body is required for the issue and sale of the Offered Securities or the performance by the Republic of the transactions contemplated by the Terms Agreement, the Underwriting Agreement or the Fiscal Agency Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.”

Recognition of the U.S. Special Resolution Regimes:

 (i) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Terms Agreement, and any interest and obligation in or under this Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Terms Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights (as defined below) could be exercised under the U.S. Special Resolution Regime if this Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Terms Agreement:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

The principal amount of Offered Securities to be purchased by the Underwriters is set forth in Schedule A hereto, which is incorporated by reference as if set forth herein.

The provisions of the Underwriting Agreement, as herein amended and modified, are incorporated herein by reference.

In addition, the Republic hereby acknowledges and agrees that (i) the Underwriters are acting solely in the capacity of arm’s length contractual counterparty to the Republic in connection with the purchase and sale of the Offered Securities, including the determination of the offering price and the underwriting discount, and not as financial advisor or fiduciary to, or agents of, the Republic or any other person, (ii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Terms Agreement and the Underwriting Agreement and (iii) the Republic has consulted its own legal and financial advisors to the extent it deemed appropriate and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein. The Republic agrees that it will not claim that the Underwriters have rendered advisory services of any nature or in any respect, or owe a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

Reference to the “Prospectus”, or to any amendment thereof or supplement thereto, in Section 7 of the Underwriting Agreement shall also be deemed to refer to the Time of Sale Information and any Issuer Free Writing Prospectus.

For purposes of Section 7 of the Underwriting Agreement, paragraph (1) of the representations and warranties of the Republic set forth above under “Additional Representations and Warranties of the Republic,” paragraph (3) of the representations and warranties of the Republic set forth above under “Free Writing Prospectuses” and paragraph (4) under “Additional Conditions to the Obligations of the Underwriters” above, the only information furnished to the Republic by the Underwriters for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of the Underwriters:

a)	the first sentence of the sole paragraph of text under the caption “Risk Factors––Risk Factors Relating to the Global Bonds––The price at which the global bonds will trade in the secondary market is uncertain” in the Pricing Prospectus;

b)	the names of the Underwriters on the cover page and in the first paragraph of text under the caption “Underwriting” in the Pricing Prospectus;

c)	the second and sixth paragraphs of text under the caption “Underwriting” in the Pricing Prospectus;

d)	the third through eighth sentences of the first paragraph of text under the caption “Other Relationships” under the caption “Underwriting” in the Pricing Prospectus;

e)	the first sentence of the sole paragraph of text under the caption “Risk Factors––Risk Factors Relating to the Global Bonds––The price at which the global bonds will trade in the secondary market is uncertain” in the Prospectus;

f)	the names of the Underwriters on the cover page and in the first paragraph of text under the caption “Underwriting” in the Prospectus;

g)	the second and sixth paragraphs of text under the caption “Underwriting” in the Prospectus; and

h)	the third through eighth sentences of the first paragraph of text under the caption “Other Relationships” under the caption “Underwriting” in the Prospectus.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Republic one of the counterparts hereof, whereupon it will become a binding agreement between the Republic and the Underwriters in accordance with its terms.

Very truly yours,

REFRENDO: CONTRALORIA		REPUBLIC OF PANAMA
GENERAL DE LA REPUBLICA DE
PANAMA

By:	/s/ Gerardo Solís	By:	/s/ Héctor E. Alexander H.
	Name: Gerardo Solís		Name: Héctor E. Alexander H.
	Title: Contralor General de la		Title: Minister of Economy and Finance
República

The foregoing Terms Agreement
is hereby confirmed and accepted
as of the date first above written.

[Signature Page to the Terms Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Favio Hernandez
Name: Favio Hernandez
Title: Director

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Ana Silva-Klarish
Name: Ana Silva-Klarish
Title: Executive Director

SCHEDULE A TO THE
TERMS AGREEMENT

Underwriter	Principal Amount of Offered Securities

Credit Suisse Securities (USA) LLC	U.S.$833,000,000
HSBC Securities (USA) Inc.	U.S.$833,000,000
J.P. Morgan Securities LLC	U.S.$834,000,000
Total	U.S.$2,500,000,000

SCHEDULE B TO THE
TERMS AGREEMENT

Issuer Free Writing Prospectuses for which consent has been
received on or prior to the date of the Terms Agreement

1.       Issuer Free Writing Prospectus as filed with the Commission on March 27, 2020, pursuant to Rule 433, in the forms set forth in Schedule C hereto.

SCHEDULE C TO THE
TERMS AGREEMENT

Republic of Panama

U.S.$ 2,500,000,000 4.500% Global Bonds due 2056

March 26, 2020

Final Term Sheet

Issuer:	Republic of Panama (“Panama”)
Transaction:	4.500% Global Bonds due 2056 (the “Offered Security”)
Distribution:	SEC Registered
Ranking:	Unsecured
Expected Ratings*:	[Intentionally omitted]
Amount Issued:	U.S.$ 2,500,000,000 aggregate principal amount
Coupon:	4.500% (30/360 day count basis)
Maturity:	April 1, 2056; Panama will pay the principal amount of the Offered Securities in three equal annual installments on April 1 of each year, commencing on April 1, 2054
Offering Price:	100.000% of principal amount plus accrued interest, if any, from April 1, 2020
Gross Proceeds to the Issuer (after deducting underwriting fees but before other offering expenses):	U.S.$ 2,498,375,000
Yield to Maturity:	4.500%
Spread to Benchmark Treasury:	+305.9 basis points
Benchmark Treasury:	2.375% due November 15, 2049
Benchmark Treasury Price and Yield:	122-15; 1.441%
Listing and Trading:	Application will be made to list the Offered Securities on the Official List of the Luxembourg Stock Exchange and to have the Offered Securities admitted to trading on the Euro MTF Market.
Optional Redemption:

Prior to October 1, 2055 (six months prior to the maturity date of the Offered Securities), the Offered Securities will be redeemable, in whole or in part, at any time and from time to time, at Panama’s option, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of the

Offered Securities being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Offered Securities being redeemed (excluding the portion of any such interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the preliminary prospectus supplement), plus 50 basis points, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date.

At any time on or after October 1, 2055 (six months prior to the maturity date of the Offered Securities), the Offered Securities will be redeemable, in whole or in part at any time and from time to time, at Panama’s option, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Offered Securities to be redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the date of redemption.

Use of Proceeds:	Panama will use the proceeds from the Offered Securities, for general budgetary purposes.
Governing Law:	State of New York
Underwriting Fee:	0.0650%
Form:	Book-Entry Only, registered in the name of Cede & Co., as the nominee of DTC
Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof.
Interest Payment Dates:	April 1 and October 1
First Coupon Payment Date:	October 1, 2020
Settlement Date:	April 1, 2020 (T + 4)
CUSIP/ISIN:	698299 BM5/US698299BM53

Under the terms and subject to the conditions contained in an Underwriting Agreement incorporated by reference in the Terms Agreement, dated March 26, 2020,Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc and J.P. Morgan Securities LLC as the underwriters have agreed to purchase and the Republic of Panama has agreed to sell to the underwriters, the principal amount of the Offered Securities indicated below:

Underwriters:

Credit Suisse Securities (USA) LLC	U.S.$833,000,000
HSBC Securities (USA) Inc.	U.S.$833,000,000
J.P. Morgan Securities LLC	U.S.$834,000,000
Total	U.S.$2,500,000,000

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A preliminary prospectus supplement of the Republic of Panama accompanies the free-writing prospectus and is available from the SEC’s website at https://www.sec.gov/Archives/edgar/data/76027/000153949720000585/n2099-x1_424b3.htm.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at +1-800-221-1037, HSBC Securities (USA) Inc. toll-free at +1-866-811-8049 and J.P. Morgan Securities LLC collect at +1-212-834-7279.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or other notice was automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE D TO THE
TERMS AGREEMENT

REPUBLIC OF PANAMA

UNDERWRITING AGREEMENT

Dear Sirs:

1.          Introductory. The Republic of Panama (the “Republic”) proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) (“Registered Securities”). The Registered Securities will be issued under a fiscal agency agreement (the “Fiscal Agency Agreement”), dated as of September 26, 1997, between the Republic and the fiscal agent (the “Fiscal Agent”), The Chase Manhattan Bank, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of the offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”. The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that, if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(b), 7 and 14 and the second sentence of Section 3) shall mean the Underwriters.

2.          Representations and Warranties of the Republic. The Republic, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

(a)       The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act”), and has filed with the Commission registration statement(s) on Schedule B relating to the Registered Securities; such registration statements and any post-effective amendment thereto, each in the form heretofore delivered to you or your counsel, have been declared effective by the Commission in such form; no other document with respect to such registration statements as amended, or document incorporated by reference therein, has been filed with the Commission after the date hereof (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you or your counsel); and no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. Such registration statements, as amended at the time of any Terms Agreement referred to in Section 3, are hereinafter collectively referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”.

(b)       On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3 the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations thereunder, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Republic by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described in the applicable Terms Agreement.

(c)       Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of the Republic, otherwise than as set forth in or contemplated in the Prospectus.

(d)       The execution and delivery of the Terms Agreement

(including the provisions of this Agreement) and any Delayed Delivery Contracts (as defined below) and all other documents to be executed or delivered by the Republic hereunder have been duly authorized and have been or will be duly executed and delivered by the Republic, and the Terms Agreement and any Delayed Delivery Contracts constitute the valid and binding agreements of the Republic.

(e)       The Registered Securities have been duly authorized, and, when Offered Securities are issued and delivered pursuant to this Agreement and the Terms Agreement with respect to such Offered Securities, such Offered Securities will have been duly executed, authenticated, issued, paid for and delivered against payment therefor in accordance with the Fiscal Agency Agreement and will constitute valid and legally binding obligations of the Republic entitled to the benefits provided by the Fiscal Agency Agreement;

(f)       The Fiscal Agency Agreement has been duly authorized, executed and delivered and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Fiscal Agency Agreement (to the extent the provisions thereof are applicable to the Offered Securities) and the Offered Securities conform to the descriptions thereof contained in the Prospectus with respect to the Offered Securities; and the statements made under the captions “Description of the Debt Securities” in the Prospectus and “Description of the Offered Securities” in the Prospectus Supplement, insofar as they purport to summarize the terms of the Offered Securities, constitute accurate, complete and fair summaries of such terms.

(g)       All consents, approvals, authorizations, orders, registrations, clearances or qualifications (“Governmental Authorizations”) of or with any court, ministry or governmental agency or other regulatory body (“Governmental Agency”) in the Republic required for the issue and sale of the Offered Securities or the consummation by the Republic of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities, including without limitation the payment of interest and principal to the holders of the Offered Securities outside the Republic in accordance with the terms thereof, have been obtained and are in full force and effect; and the issue and sale of the Offered Securities and the consummation by the Republic of the transactions contemplated by the Terms Agreement (including this Agreement), any

Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities will be in compliance with all laws, decrees and regulations of the Republic or of any Governmental Agency in the Republic.

(h)       The full faith and credit of the Republic has been pledged for the due and punctual payment of amounts due in respect of the Offered Securities; the Offered Securities will rank pari passu in right of payment with all other indebtedness issued in accordance with the Fiscal Agency Agreement and with all other unsecured and unsubordinated Indebtedness of the Republic. For purposes of this paragraph, “Indebtedness” means any payment obligation of the Republic (whether pursuant to a guarantee or otherwise), including any contingent liability, for borrowed money or arising from bonds, debentures, notes or similar instruments.

(i)       Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, arbitrations or proceedings pending to which the Republic is a party which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which are otherwise material to the rights of holders of the Offered Securities; and, to the best of the Republic’s knowledge, no such actions, suits, arbitrations or proceedings are threatened which, if determined adversely to the Republic, would individually or in the aggregate have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which are otherwise material to the rights of holders of the Offered Securities.

(j)       Other than as set forth in the Prospectus, the Republic is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which is otherwise material to the rights of the holders of the Offered Securities; and the issue and sale of the Offered Securities and the compliance by the Republic with all of the provisions of the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement and the Offered Securities

and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of the Republic, as amended to the date of the Terms Agreement, any statutes, laws, decrees or regulations of the Republic or any treaty, convention or agreement to which the Republic is a party or to which any property of the Republic is subject and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of the Republic or its ability to perform its obligations under the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement or the Offered Securities or which is otherwise material to the rights of the holders of the Offered Securities.

(k)       To ensure the legality, validity, enforceability, priority or admissibility in evidence in the Republic of the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement, the Offered Securities or any other document or instrument related to the offer and sale of the Offered Securities, it is not necessary that the Terms Agreement, any Delayed Delivery Contracts, the Fiscal Agency Agreement, the Offered Securities or any other documents or instruments be registered, recorded or filed with any court or other authority in the Republic (other than the translation thereof) or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Terms Agreement, the Fiscal Agency Agreement, the Offered Securities or any document or instrument related to the offer and sale of the Offered Securities.

(l)       There is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of the Terms Agreement, the Fiscal Agency Agreement or the Offered Securities or (ii) on any payment to be made by the Republic hereunder or under the Offered Securities.

(m)       Neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the offer and sale of the Offered Securities or the sale or resale of the Offered Securities; provided, however, that no representation or warranty is given by the Republic with respect to any actions of the Underwriters.

(n)       The Terms Agreement, any Delayed Delivery Contract, the Fiscal Agency Agreement and the Offered Securities are in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under the laws of the Republic.

(o)       No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Republic to or for the respective accounts of the Underwriters of the Offered Securities issued and sold pursuant to the Terms Agreement or any Delayed Delivery Contract or (ii) the sale and delivery outside the Republic by the Underwriters of the Offered Securities acquired or purchased pursuant to the offer and sale of the Offered Securities to the initial purchasers thereof.

(p)       The Republic is not aware that either S&P Global Ratings (“Standard & Poor’s”) or Moody’s Investors Service, Inc. (“Moody’s”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and the Republic has not been informed by either Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.

(q)       The statements with respect to matters of Panamanian law set forth in the Prospectus are correct in all material respects.

(r)       The Republic will make such arrangements reasonably necessary to permit settlement to occur in the manner described in the Prospectus.

(s)       The Republic shall make generally available to its securityholders as soon as practicable, a statement in the English language of the revenues and expenditures of the Republic covering the first full fiscal year of the Republic commencing after the date of the Terms Agreement which will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

3.          Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (the “Terms Agreement”) at the time the Republic determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Fiscal

Agency Agreement, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days after the time specified in the Terms Agreement by the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Republic agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of the offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Republic authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Exhibit I hereto (“Delayed Delivery Contracts”) with such changes therein as the Republic may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Republic will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Republic executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Republic. The Republic will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

The Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Lead Underwriter requests.

If the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Republic will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the “Global Securities”) deposited with the

Fiscal Agent as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters (if the Terms Agreement specifies that the Offered Securities will not trade in DTC’s Same Day Funds Settlement System) by certified or official bank check or checks in New York Clearing House (next-day) funds or (if the Terms Agreement specifies that the Offered Securities will trade in DTC’s Same Day Funds Settlement System) in Federal (same-day) funds by official check or checks or wire transfer to an account in New York previously designated to the Lead Underwriter by the Republic at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Republic of Panama at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Fiscal Agent, as custodian for DTC, of the Global Securities representing all the Offered Securities.

4.          Certain Agreements of the Republic. The Republic agrees with the several Underwriters that it will furnish to counsel for the Underwriters one copy of the registration statement relating to the Registered Securities, including all exhibits, in the form in which it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a)       The Republic will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, which consent may not be unreasonably withheld, subparagraph (5)) not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement.

(b)       The Republic will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Lead Underwriter’s consent, which consent may not be unreasonably withheld, and the Republic will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)       If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Republic promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter’s consent to, nor the Underwriters, delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)       The Republic will furnish to the Representatives copies of the Registration Statement, each including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests.

(e)       The Republic will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualification in effect so long as required for the distribution thereof; provided, however, that in connection therewith, the Republic shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

(f)       Unless otherwise specified in the Terms Agreement, the Republic will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), including the cost of printing the documents (including the Registration Statement and Prospectus) and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee, if any, of the National Association of Securities Dealers, Inc. relating to the Registered Securities, for any travel expenses of the Republic’s officers and employees and any other expenses of the Republic in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters. Except as agreed in the Terms Agreement, the Republic will reimburse the Underwriters for their expenses incurred in connection with meetings with prospective purchasers.

(g)       The Republic will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of the Terms Agreement (including the provisions of this Agreement). All payments to be made by the Republic hereunder or thereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Republic is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Republic shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(h)       Except as agreed in the Terms Agreement, during the period beginning from the date hereof and continuing to and including the completion of the distribution as notified to the Republic by the Lead Underwriter (notification to be given as promptly as practicable) the Republic will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Republic, guaranteed by the Republic or of any agency or enterprise controlled by the Republic that are substantially similar to the Offered Securities, are denominated in U.S. dollars, are to be placed outside the Republic and which have tenors substantially similar to the Offered Securities, without the prior written consent of the Lead Underwriter.

5.          General Selling and Other Restrictions.

(a)       Each Underwriter severally represents to and agrees with the Republic that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Offered Securities or distribute the Prospectus, any preliminary prospectus or any other material relating to the Offered Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Republic except as contained in this Agreement. In addition, each Underwriter severally agrees with the Republic to comply with such additional or substitute restrictions on offers and sales of the Offered Securities as may be set forth in the Terms

Agreement and to cause each member of the selling group to agree to comply with the restrictions on offers and sales of the Offered Securities set forth in this Section 5 and, if applicable, the Terms Agreement.

(b)       Each Underwriter severally represents to and agrees with the Republic to deliver to counsel for the Underwriters for the benefit of the Republic, as soon as practicable following the initial distribution of the Offered Securities (but in no event later than 40 days after the Closing Date), confidential facsimiles enumerating the amount of Offered Securities sold by each of them in the initial distribution in the United States together with an estimate of the number of Offered Securities reasonably expected to be sold within the United States within 40 days of the Closing Date; provided, however, that the Underwriters shall bear no responsibility for any discrepancy between each such estimated amount and the actual amount of Offered Securities sold within the United States in such time period.

6.          Conditions of the Obligations of the Underwriter. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Republic herein on and as of the date of the Terms Agreement and the Closing Date, to the accuracy of the statements of the Republic and its officers made pursuant to the provisions hereof, to the performance by the Republic of its obligations hereunder and to the following additional conditions precedent:

(a)       All representations and warranties and other statements of the Republic contained in the Terms Agreement (including the provisions of this Agreement) are now, and at all times from the date of the Terms Agreement to the Closing Date will be, true and correct in all material respects (except for those representations, warranties and statements which are by their terms subject to materiality, in which case such representations, warranties or statements shall be true and correct in accordance with their terms).

(b)       The Prospectus as amended or supplemented with respect to the Offered Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for the purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(c)       On the Closing Date, your United States counsel shall have furnished to you such written opinion or opinions, dated the Closing Date, with respect to the validity of the Fiscal Agency Agreement and the Offered Securities, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions, your United States counsel may rely as to all matters of Panamanian law upon the opinions referred to in paragraphs (d) and (e) of this Section 6.

(d)       On the Closing Date, your Panamanian counsel shall have furnished to you such written opinion or opinions, dated the Closing Date, with respect to the validity of the Terms Agreement, the Fiscal Agency Agreement and the Offered Securities, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of United States Federal and New York State law upon the opinion referred to in paragraph (c) of this Section 6.

(e)       On the Closing Date, the Procurador(a) de la Administración (Attorney General) or in his or her absence, a duly authorized attorney of the Procuraduría de la Administración, shall have furnished to you his or her written opinion, dated the date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex I attached hereto. In rendering such opinion, such counsel may state that his or her opinion is limited to matters of Panamanian law and may rely as to all matters of United States Federal and New York law upon the opinion referred to in paragraph (f) of this Section 6.

(f)       On the Closing Date, United States counsel for the Republic shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, addressing the matters set forth in Annex II attached hereto. In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely as to all matters of Panamanian law upon the opinion referred to in paragraph (e) of this Section 6.

(g)       The Republic shall have furnished to you, on the Closing Date, a certificate in English, dated the Closing Date, of the Minister or Vice Minister of Economy and Finance, in which such official shall state that, to the best of his or her knowledge after reasonable investigation: (i) the representations and warranties of the Republic in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (ii) the Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate and (iii) no proceeding has been initiated, or to the best of his or her knowledge threatened, to restrain or enjoin the issuance or delivery of the Offered Securities or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Offered Securities will be issued or to question the validity of the Offered Securities and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in relevant part.

(h)       Since the date of the Terms Agreement there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal or political condition of the Republic or in Panamanian taxation affecting the Offered Securities, otherwise than as set forth in or contemplated in the Prospectus (as amended or supplemented), the effect of which, in any such case, is in your judgment such as to make it impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus (as amended or supplemented).

(i)       Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on any of the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange; (B) trading of any securities of or guaranteed by the Republic shall have been formally suspended or limited on any international exchange; (C) a general moratorium on commercial banking activities in New York, London or the Republic declared by either United States or New York State authorities or authorities of London or the Republic, respectively; (D) the outbreak or escalation of hostilities involving the United States or the Republic or the declaration by the United States or the Republic of a national emergency or war; (E) the filing of any action or institution of any proceeding by any person or entity against the Republic or any of its property if the effect of any such event specified in clauses (A), (B), (C), (D) or (E) in your judgment makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus (as amended or supplemented); or (F) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the Republic or elsewhere which in your sole judgment would materially and adversely affect the international financial markets or the market for the Offered Securities.

(j)       On or after the date of the Terms Agreement and on or prior to the Closing Date (i) no downgrading shall have occurred in the rating accorded the Republic’s debt securities by Standard & Poor’s or Moody’s; (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; (iii) the Republic shall not have been aware that either Standard & Poor’s or Moody’s has announced that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities; and (iv) the Republic shall not have been informed by Standard & Poor’s or Moody’s that it intends or is contemplating any downgrading in any rating accorded to the Republic’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of the Republic’s debt securities.

(k)       The Minister of Economy and Finance or the Vice Minister of Economy or the Vice Minister of Finance shall have furnished to you on the Closing Date, a certificate in English, dated the date of delivery, to the effect that as of its effective date, the Registration Statement and any further amendment thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; that, as of its date, the Prospectus and any further amendment or supplement thereto made by the Republic did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement and the Prospectus and any further amendment or supplement thereto is presented on a basis consistent with public official documents of the Republic; and that, as of the respective date of such certificate neither the Registration Statement nor the Prospectus or any further amendment or supplement thereto made by the Republic contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by you expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(l)       The Republic shall have furnished to you on the Closing Date such further information, certificates and documents as you may reasonably request.

7.               Indemnification and Contribution.

(a)       The Republic will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Republic by any Underwriter through the Representatives, if any, specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person a copy of the Prospectus if the Republic had previously furnished copies thereof to such Underwriters.

(b)       Each Underwriter will severally and not jointly indemnify and hold harmless the Republic against any losses, claims, damages or liabilities to which the Republic may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Republic by or on behalf of such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Republic in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

(c)       Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party in writing will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d)       If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Republic on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Republic on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Republic on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses for which the Republic is responsible under the relevant Terms Agreement) received by the Republic bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       The obligations of the Republic under this Section shall be in addition to any liability which the Republic may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each officer, employee or agent of any Underwriter; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each official of the Republic who has signed the Registration Statement.

8.          Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase, the Lead Underwriter may make arrangements satisfactory to the Republic for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the Lead Underwriter and the Republic for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement (including the provisions of this Agreement) will terminate without liability on the part of any non-defaulting Underwriter or the Republic, except as provided in Section 9. As used in the Terms Agreement (including the provisions of this Agreement), the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective

Underwriters’ obligations to purchase the principal amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Republic.

9.             Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Republic or its officials and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Republic or any of their respective representatives, officers, officials or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Republic shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 (as it may be modified by the applicable Terms Agreement) and the respective obligations of the Republic and the Underwriters pursuant to Section 7 shall remain in effect. Except as agreed in the Terms Agreement, if the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (A), (B) or (C) of Section 6(i), the Republic will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.             Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Republic in writing for the purpose of communications hereunder or, if sent to the Republic, will be mailed, delivered or telegraphed and confirmed to it at the Republic of Panama, Director of Public Credit, Dirección de Crédito Público, Ministerio de Planificación y Política Economica, Via España y Calle 52, Edificio Ogawa, Panama 3, Panama (507) 507-7202.

11.             Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Republic and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.             Jurisdiction; Service of Process; Etc.

(a)       The Republic irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York and any court sitting in the Republic of the Republic, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement (a “Related Proceeding”) and hereby irrevocably agrees that all claims in respect of any Related Proceeding may be heard and determined in such New York State or federal court or any court sitting in the Republic of the Republic as the person bringing such Related Proceeding may elect in its sole discretion (the “Specified Courts”). The Republic also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all courts other than Specified Courts being herein called “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Republic hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The Agreement made by the Republic with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Republic with respect to proceedings unrelated to the Terms Agreement (including the provisions of this Agreement). The Republic hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding and any objection to any Related Proceeding whether on the grounds of venue, residence or domicile.

(b)       The Republic hereby appoints and agrees to maintain the person for the time being and from time to time acting as or discharging (i) the function of Consul General of the Republic in The City of New York with an office on the date hereof at 1212 Avenue of the Americas, 10th floor, New York, New York 10036, United States, as its agent (the “Authorized Agent”) to receive on behalf of the Republic and its property service of copies of the summons and complaint and any other process which may be served in any Related Proceeding in such New York State or federal court sitting in The City of New York. The Republic hereby agrees that such service may be made by registered mail or by delivering by hand a copy of such process to the Republic in care of the Authorized Agent at the address specified above for the Authorized Agent (and the Republic hereby agrees that such service will be effective upon the mailing or delivery by hand of such process to the office of the Authorized Agent), and the Republic hereby authorizes and directs the Authorized Agent to accept on its behalf such service. The Republic hereby agrees that failure of the Authorized Agent to give notice to the Republic, or failure of the Republic to receive notice of such service of process, shall not affect in any way the validity of such service on the Authorized Agent or the Republic. The Republic hereby irrevocably consents to the service of any and all process in any Related Proceeding by sending by registered mail copies of such process to the Republic at the Ministry of Planning and Economic Policy (and the Republic hereby agrees that such service will be effective seven days after mailing thereof). The Republic hereby covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Authorized Agent in full force and effect, and to cause the Authorized Agent to continue to act as such. In addition, the Republic hereby agrees that no documents or agreements to which it is a party or to which it or its property is subject shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any suit, action or proceeding against any other party or its property in the courts of any other jurisdiction.

(c)       To the extent that the Republic has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably agrees not to claim and will irrevocably waive such immunity in respect of any Related Proceeding, and, without limiting the generality of the foregoing, the Republic hereby agrees that such waivers shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the execution on or attachment of revenues, assets and property of the Republic located in the Republic through the courts of the Republic, both prior to and post-judgment, shall be subject to the provisions of Articles 1047, 1048, 1650 and 1939 of the Judicial Code of the Republic of Panama.

(d)       Notwithstanding the foregoing, the Republic does not consent to service of process or waive sovereign immunity with respect to actions brought against it under United States federal securities laws or any securities laws of any States of the United States, and the Republic’s appointment of the Authorized Agent hereunder does not extend to such actions. In addition, the Republic agrees that it will not bring any suit, action or proceeding arising out of or related to the Terms Agreement against any Underwriter in the Republic and that any such suit, action or proceeding against any

Underwriter shall be brought only in a State or federal court in The City of New York, New York; provided that, if any Underwriter brings any suit, action or proceeding arising out of or related to the Terms Agreement against the Republic in any court in the Republic of Panama (other than any proceeding solely to object to the exercise of jurisdiction by any such court), the foregoing agreement of the Republic shall not extend to any counterclaim or other claims the Republic may have against the Underwriters. The Underwriters irrevocably submit to the exclusive jurisdiction of any State or federal court in The City of New York in any such suit, action or proceeding.

13.          English Documents. All documents to be delivered under or pursuant to any provision of the Terms Agreement (including the provisions of this Agreement) by the Republic shall be in the English language or accompanied by a certified English translation but the English language version shall be the prevailing version in the event of inconsistency between the English language version and any other language version.

14.          Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

15.          Counterparts. The Terms Agreement (including the provisions of this Agreement) may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.          APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Annex I

Capitalized terms used in this Annex I and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Annex I is appended.

OPINION OF THE PROCURADOR(A) DE LA ADMINISTRACIÓN

(i) The Terms Agreement (including the provisions of the Underwriting Agreement) has been duly authorized, executed and delivered by the Republic and constitutes the valid and legally binding agreement of the Republic.

(ii) The Offered Securities have been duly authorized, issued, executed, and when authenticated and delivered against payment therefor, will constitute the valid and legally binding obligations of the Republic enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and, assuming due authorization, execution and delivery thereof by the Fiscal Agent, constitutes the valid and legally binding obligation of the Republic enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) Neither the execution, delivery or performance of the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or the Offered Securities, nor compliance with the terms and provisions thereof, including performance of each of the obligations contained therein and required thereby (A) to the best of such counsel’s knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Republic is a party, (B) will conflict with, violate or result in a breach of, the Constitution of the Republic as amended to the date hereof, or any statutes, laws, decrees or regulations of the Republic, (C) to the best of such counsel’s knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which the Republic is a party or constitute a default thereunder or (D) will result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of the Republic under any such treaty, convention, agreement or instrument, which, in the case of Clause (A), (B), (C) or (D) could have a material adverse effect on the financial, economic or fiscal condition of the Republic or affect the validity or enforceability of the Offered Securities.

(v) The Registration Statement and the Prospectus and their filing with the Commission have been duly authorized by and on behalf of the Republic, and the Registration Statement has been duly executed by and on behalf of the Republic; the Ambassador of Panama to the United States has been duly appointed the Authorized Representative of the Republic in connection with the Registration Statement; the information in the Registration Statement and the Prospectus as amended or supplemented stated on the authority of public officials of the Republic has been stated in their official capacities thereunto duly authorized by the Republic.

(vi) All Panamanian Governmental Authorizations of or with any Panamanian Government Agency required by the Republic for the execution and delivery of the Terms Agreement (including the provisions of the Underwriting Agreement) and the Fiscal Agency Agreement and for the execution, issuance, sale and delivery of the Offered Securities, and the consummation by the Republic of the transactions contemplated by the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement and the Offered Securities (which shall be specified in such opinion) have been obtained and are in full force and effect.

(vii) Under the laws of the Republic, neither the Republic nor any of its property has any immunity from the jurisdiction of any Panamanian court or from the execution of any judgment in the Republic or from enforcement therein of any judgment by any court or other tribunal on the grounds of sovereignty or otherwise, except that the execution on, or attachment of, revenues, assets and property of the Republic located in the Republic through the courts of the Republic, both prior to and post-judgment, shall be subject to the provisions of Articles 1047, 1048, 1650 and 1939 of the Judicial Code of the Republic of Panama.

(viii) (A) The agreement of the Republic and the parties thereto that the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement and the Offered Securities shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America would be recognized and effective in the courts of the Republic in any action or proceeding involving the Republic arising out of or relating to the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or the Offered Securities. (B) (i) The submission of the Republic pursuant to Section 12 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York, New York and any court sitting in the Republic for the purposes set forth in such Sections and Paragraph and the appointment of the Authorized Agent (as defined in the Underwriting Agreement, in the Fiscal Agency Agreement and in the Offered Securities) as its authorized agent for the purposes described in Section 12 of the Underwriting Agreement, in Section 14 of the Fiscal Agency Agreement and in Paragraph 13 of the Offered Securities are each valid and legally binding on the Republic. (C) Service of process effected in the manner set forth in Section 12 of the Underwriting Agreement, in Section 14 of the Fiscal

Agency Agreement and in Paragraph 13 of the Offered Securities will be effective, insofar as Panamanian law is concerned, to confer valid personal jurisdiction over the Republic to the extent of any action referred to therein.

(ix) To ensure the legality, validity, enforceability or admissibility in evidence of the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or any other document or instrument related to the Offered Securities, it is not necessary that the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement, the Offered Securities or any other such document or instrument be filed, registered or recorded with, or executed or notarized before, any court or other authority in the Republic (other than the translation and publication thereof), or that any registration charge or stamp or similar tax be paid on or in respect of the Terms Agreement, the Fiscal Agency Agreement, the Offered Securities, or any other such document or instrument.

(x) There is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision thereof either (A) on or by virtue of the execution, delivery, performance, recognition or enforcement of this Terms Agreement, the Fiscal Agency Agreement or the Offered Securities or (B) on any payment to be made by the Republic thereunder or under the Offered Securities.

(xi) The statements in the Prospectus Supplement under the caption “Taxation — Panamanian Taxation” fairly summarize the provisions of Panamanian tax law described therein.

(xii) Other than as set forth in the Prospectus, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings or arbitrations pending to which the Republic is a party which, if determined adversely to the Republic, would, individually or in the aggregate, have a material adverse effect on the Republic’s financial, economic or fiscal condition or its ability to perform its obligations under the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or the Offered Securities; and, to the best of such counsel’s knowledge after due inquiry, no such proceedings are threatened.

(xiii) The Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement and the Offered Securities are in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under the law of Panama.

(xiv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, or other taxes are payable by you or on your behalf as Underwriters to the Republic or to any political subdivision or taxing authority thereof or therein by reason of your being Underwriters in connection with (A) the issuance, sale and delivery by the

Republic to or for the respective accounts of the Underwriters of the Offered Securities issued and sold to the initial purchasers in the manner contemplated by the Terms Agreement.

In addition to the foregoing, such counsel will confirm that the Registration Statement and the Prospectus have been prepared by appropriate representatives of the Republic and its instrumentalities, including representatives of the Ministry of Planning and Economic Policy, and representatives of the Procuraduría de la Administración (“PDA”) have participated in discussions regarding the Registration Statement and the Prospectus with such representatives, U.S. counsel for Panama, the representatives of the Underwriters and its U.S. counsel. PDA has been apprised of and has reviewed the disclosure requirements under applicable United States securities laws and regulations and has reviewed the Registration Statement and the Prospectus. Based on such discussions and review, and without independent investigation or verification of the correctness or completeness of the information included in the Registration Statement and the Prospectus, such counsel will advise the Underwriters, on behalf of PDA, that, subject to the limitations described below, nothing has come to PDA’s attention which has caused it to believe that, as of its effective date, the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Republic prior to the date of this opinion contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of the Terms Agreement, the Prospectus or any further amendment or supplement thereto contained an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of the opinion, the Registration Statement or the Prospectus or any further amendment or supplement made by the Republic prior to the date of the opinion contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may state that the PDA is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent expressly set forth in clause (xi) above), that such counsel makes no representation that PDA has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid) and that such counsel does not express any opinion or belief as to the financial or statistical data contained in the Registration Statement or the Prospectus.

Annex II

Capitalized terms used in this Annex II and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Annex II is appended.

OPINION OF U.S. COUNSEL TO THE REPUBLIC

(i) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and by the Fiscal Agent, the Fiscal Agency Agreement constitutes a valid and legally binding agreement of the Republic, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles.

(ii) Assuming that the Offered Securities have been duly authorized, executed, issued and delivered under Panamanian law and authenticated by the Fiscal Agent, such Offered Securities constitute valid and legally binding obligations of the Republic entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors’ rights and to general equity principles.

(iii) No consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental agency or body is required for the issue and sale of the Offered Securities or the performance by the Republic of the transactions contemplated by the Terms Agreement (including the provisions of the Underwriting Agreement), the Fiscal Agency Agreement or the Offered Securities, except such as have been obtained under the Act and such consents, approvals, authorizations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(iv) Under the laws of the State of New York, assuming the Republic has duly authorized, executed and delivered the Terms Agreement under Panamanian law, (A) the submission of the Republic pursuant to Section 12 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities to the non-exclusive jurisdiction of any

New York State or federal court sitting in The City of New York and any court sitting in Panama for the purposes set forth in such Paragraphs and Section and (B) the appointment of the Authorized Agent (as defined in the Underwriting Agreement) as its authorized agent for the purposes described in Section 12 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities are each valid and legally binding on the Republic; any service of process effected on such agent in the manner set forth in Section 12 of the Underwriting Agreement, Section 14 of the Fiscal Agency Agreement and Paragraph 13 of the Offered Securities will be effective to confer valid personal jurisdiction over the Republic to the extent of any action referred to therein, subject to the limitations of the Foreign Sovereign Immunities Act of 1976, as amended.

(v) The statements set forth in the Prospectus Supplement under the caption “Taxation—United States Taxation” insofar as such statements purport to describe the principal federal tax consequences of a purchase of the Offered Securities, constitute fair summaries of such consequences.

(vi) The Registration Statement is effective under the Act and, to the best of such counsel’s knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose instituted or threatened by the Commission.

(vii) The statements set forth in the Prospectus under the caption “Description of the Debt Securities” and in the Prospectus Supplement under the caption “Description of the Offered Securities”, insofar as they purport to constitute a summary of certain provisions of the Offered Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions.

In addition, United States counsel to Panama shall have furnished to the Underwriters a letter confirming that as United States counsel to Panama, such counsel reviewed the Registration Statement and the Prospectus, as then amended or supplemented, participated in discussions with representatives of the Underwriters and those of the Republic and its Panamanian counsel, and advised the Republic as to the requirements of the Act and the applicable rules and regulations thereunder; confirming that on the basis of the information that such counsel gained in the course of the performance of such services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice under the Act, in their opinion, the Registration Statement, and the Prospectus, as then amended or supplemented, as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; nothing that came to such counsel’s attention in the course of such review has caused such counsel to believe that the Registration Statement, as then amended or supplemented, as of such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and nothing that has come to such counsel’s attention in the course of the limited procedures described in such letter has caused them to believe that the Prospectus, as then amended or supplemented, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus except to the extent of the opinion separately rendered by such counsel with respect to statements made under the captions “Description of the Debt Securities” in the Prospectus as then amended or supplemented and in the Prospectus Supplement under the captions “Description of the Offered Securities” and “Taxation—United States Taxation”; that such counsel do not express any opinion or belief as to the financial statements and related schedules or other financial or statistical data; that such counsel do not express an opinion or belief as to the laws of the Republic or as to information supplied by or on behalf of the Underwriters in writing expressly for use therein; and that their letter is furnished as United States counsel for Panama to you and is solely for the benefit of the Underwriters.